Exhibit 1

                             Joint Filing Agreement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: March 30, 2001


                                         COVE HILL CONSULTING, INC.


                                     By: /s/ David Russell, Jr.
                                         -----------------------------
                                         David Russell, Jr., Managing Director


                                         DAVID RUSSELL, JR. FAMILY LIVING TRUST

                                     By: /s/ David Russell, Jr.
                                         ------------------------------
                                         David Russell, Jr., Trustee


                                         /s/ David Russell, Jr.
                                         ------------------------------
                                         David Russell, Jr.


                                         CAPACITY UNLIMITED, INC.

                                     By: /s/ Dr. Thomas Bolera
                                         -----------------------------
                                         Dr. Thomas Bolera, President


                                         /s/ Dr. Thomas Bolera
                                         -----------------------------
                                         Dr. Thomas Bolera